Exhibit 10.26

POLYPORE INTERNATIONAL, INC.
2007 STOCK INCENTIVE PLAN

1.             Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors and consultants of the Company and its Affiliates, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

2.             Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

(b)           “Award” means any Option, Restricted Stock or other Stock-based award granted under the Plan.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cause” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) fraud or embezzlement on the part of Participant in the course of his or her employment or services, (ii) personal dishonesty or acts of gross negligence or gross misconduct, which, in each case, is demonstrably and materially injurious to the Company or any of its Affiliates (iii) a Participant’s intentional engagement in conduct that is materially injurious to the Company or any of its Affiliates, (iv) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the reputation or business of the Company or any of its Affiliates; (v) public or consistent drunkenness by a Participant or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or any of its Affiliates or which impairs, or could reasonably be expected to impair, the performance of a Participant’s duties to the Company or any of its Affiliates; or (vi) willful failure by a Participant to follow the lawful directions of a superior officer or the Board, unless such failure did not occur in bad faith and is cured promptly after written notice of such failure is given to the Participant by such superior officer or the Board, or such direction otherwise constitutes Good Reason. In the event there is an employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement.

(e)           “Change in Control” means:

(i)            a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, or an employee benefit plan maintained by the Company or any of its Affiliates, directly or indirectly acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii)           the date upon which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii)          the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

(f)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g)           “Committee” means the Board or such other committee appointed by the Board consisting of two or more individuals.

(h)           “Company” means Polypore International, Inc., a Delaware corporation.

(i)            “Disability” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. In the event there is an employment agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such agreement.

(j)            “Effective Date” shall mean the date upon which the Company commences an initial public offering pursuant to an effective registration statement.

(k)           “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its

Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(l)            “Employer” means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n)           “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(o)           “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination. If the Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock.

(p)           “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods. Certain Options under the Plan are not intended to qualify as “incentive stock options” meeting the requirements of Section 422 of the Code.

(q)           “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(r)            “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

(s)           “Plan” means this Polypore International, Inc. 2007 Stock Incentive Plan.

(t)            “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

(u)           “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(v)           “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(w)          “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(x)            “Stock” means the Company’s Class B Common Stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 8 hereof.

3.             Administration.

(a)           Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b)           Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”); and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a Qualifying Committee, or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Any action authorized by such a Qualifying Committee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) shall be deemed to be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c)           Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

(d)           Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4.             Shares Available Under the Plan.

(a)           Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,751,963. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b)           Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed.

(c)           162(m) Limitation. Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which Options and stock appreciation rights (to the extent granted as an Award under the Plan) may be granted to any individual in any one year shall not exceed the maximum number of shares of Stock available for issue hereunder, as such number may change from time to time.

5.             Options.

(a)           General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employed by the Employer. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b)           Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)           Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended (i) to not be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code, or (ii) to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, in either case, the applicable exercise price shall not be less than the Fair Market Value.

(d)           Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise; (iii) by delivery of shares of Stock having a value equal to the exercise price, or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)           Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s termination of employment or services with the Employer for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(f)            Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.

(g)           Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

(i)            If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

(ii)           If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant. In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

(iii)          If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

6.             Restricted Stock.

(a)           General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b)           Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c)           Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

(d)           Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant’s employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) as soon as practicable following such termination, the Company shall repurchase from the Participant, and the Participant shall sell, any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such termination.

7.             Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

8.             Adjustment for Recapitalization, Merger, etc.

(a)           Capitalization Adjustments. The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event (as defined below)); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

(b)           Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), in lieu of providing the adjustment set forth in subsection above, the Committee may, in its discretion, cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of (i) Options shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero, and (ii) “performance vested” Awards shall only be entitled to consideration in respect of cancellation of such Awards to the extent that applicable performance criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in the form of such other consideration necessary for a holder of an Award to receive property, cash or securities (or a combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price).

(c)           Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

9.             Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

10.           Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

11.           Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

12.           Compliance With Laws.

The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.           Withholding Obligations.

As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

14.           Amendment of the Plan or Awards.

(a)           Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without stockholder approval, the Board shall not make any amendment to the Plan which would violate the stockholder approval requirements of the national securities exchange on which the Stock is principally listed.

(b)           Amendment of Awards. The Board or the Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.

15.           Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the

Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

16.           Effective Date of the Plan.

The Plan is effective as of the Effective Date.

17.           Miscellaneous.

(a)           Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 17(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(b)           No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c)           Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d)           Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(e)           Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(f)            Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(g)           Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.